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                                                                     EXHIBIT 3.2



                          AMENDED AND RESTATED BY-LAWS

                                       OF

                           FIRST SHARES BANCORP, INC.

                          (As Amended Through 4/25/00)


                                    ARTICLE I

                           IDENTIFICATION AND OFFICES

     Section 1.1. Name. The name of the Corporation is First Shares Bancorp, Inc. (hereinafter referred to as the "Corporation").

     Section 1.2. Registered Office. The registered office and registered agent of the Corporation is as provided and designated in the most recently filed statement of change filed with the Secretary of State of the State of Indiana.

     Section 1.3. Other Offices. The Corporation may establish and maintain such other offices, within or without the State of Indiana, as are from time to time authorized by the Board of Directors.


                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

     Section 2.1. Annual Meetings. Annual meetings of the shareholders of the Corporation for the purpose of electing Directors and for the transaction of such other business as may properly come before the annual meeting shall be held not later than six months following the close of the Corporation's fiscal year, at such date, hour and place within or without the State of Indiana as shall be designated by the Board of Directors. In the absence of designation, the meeting shall be held at the principal office of the Corporation at 11:00 a.m. (local time). The Board of Directors may, by resolution, change the date or time of such annual meeting. If for any reason an annual meeting is not held during the time period herein provided, such annual meeting maybe held at any time thereafter, or the business to be transacted at such annual meeting may be transacted at any special meeting of the Shareholders called for that purpose.

         Section 2.2. Special Meetings. Special meetings of the shareholders of the Corporation may be called at any time by the Board of Directors, the Chairman or the President. A special meeting shall be called by the Board of Directors if (i) the Secretary receives written, dated and signed demands for a special meeting, describing in reasonable detail the purpose or purposes for which it is to be held, from the holders of shares representing at least 70% of all votes entitled to be cast on


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any issue proposed to be considered at the proposed special meeting, except that if the Corporation has 50 shareholders or less at the time any such demand is delivered to the Secretary, such demand need only be properly delivered by the holders of shares representing at least 25% of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting of shareholders, and (ii) the demand complies with the requirements of Section 2.3. The Board of Directors may set a record date for determining shareholders entitled to make such a demand. The Board of Directors, the Chairman or the President, as the case may be, calling a special meeting of shareholders shall set the date, time and place of such meeting, which may be held within or without the State of Indiana.

     Section 2.3. Shareholder Proposals.

     (a) Nominations for the election of Directors and proposals for any new business to be taken up at any annual meeting of Shareholders may be made by the Board of Directors of the Corporation or by any Shareholder of the Corporation entitled to vote on the matter proposed or the Director to be elected. In order for a Shareholder of the Corporation to make any such nomination or proposal, the Shareholder shall give notice thereof in writing to the Corporation, delivered or mailed by first class United States mail, postage prepaid. The notice must be received by the Secretary of the Corporation not less than forty-five (45) days before the one-year anniversary of the date the Corporation first mailed its proxy materials for the prior year's annual meeting of shareholders; provided, however, that:

     (1) if the month and day of an annual meeting of Shareholders is more than thirty (30) days earlier than the month and day of the annual meeting of shareholders for the prior year, the Secretary of the Corporation shall have received such written notice from the Shareholder on or before the close of business on the tenth day following the date of first public announcement of the date of the annual meeting; and

     (2) if the month and day of an annual meeting of Shareholders is more than thirty (30) days later than the month and day of the annual meeting of shareholders for the prior year, the Secretary of the Corporation shall have received such written notice from the Shareholder on or before the close of business on a date forty-five (45) days before the actual first date of mailing of the Corporation's proxy materials for the annual meeting of shareholders for the current year.

     (b) Any notice of a nomination or proposal pursuant to subsection (a) of this Section 2.3 shall include or be accompanied by a written statement which shall set forth:

     (1) as to each person whom the Shareholder proposes to nominate for election or reelection as a Director, all information relating to such person that is required be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the

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          Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected;

     (2) as to any other business that the Shareholder proposes to bring before the meeting, a concise description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such Shareholder and of the beneficial owner or owners, if any, on whose behalf the proposal is made; and

     (3) as to each Shareholder giving the notice and beneficial owner, if any, on whose behalf the nomination or proposal is made, (A) the name and address of such Shareholder, as they appear on the Corporation's books, and of such beneficial owner, (B) the number of each class of shares of the Corporation which are owned beneficially and of record by such Shareholder and such beneficial owner and (C) a description of any consideration or value or promise offered the shareholder in exchange for the nomination.

     (c) Notwithstanding anything in subsection (a) of this Section 2.3 to the contrary, if the number of Directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors at least fifty-five (55) days prior to the first anniversary of the first mailing of proxy materials by the Corporation for the preceding year's annual meeting, a Shareholder's notice required by this Section 2.3 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

     (d) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.3 shall be eligible to serve as Directors. Only such business shall be conducted at a meeting of Shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this
Section 2.3. The chairman of the meeting has the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.3 and, if any proposed nomination or business is not in compliance with this Section 2.3, to declare that such defective nomination or proposal be disregarded.

     (e) For purposes of this Section 2.3, "public announcement" means disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

     (f) Notwithstanding the foregoing provisions of this Section 2.3, a Shareholder shall also comply with all applicable requirements of state law and the Exchange Act and the rules and

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regulations thereunder with respect to the matters set forth in this Section
2.3. Nothing in this Section 2.3 shall be deemed to affect any rights of Shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

     (g) The chairman of any meeting of Shareholders may, if the facts warrant, determine and declare at such meeting that a nomination or proposal was not made in accordance with the foregoing procedure, and, if he or she should so determine, he or she shall so declare at the meeting and the defective nomination or proposal shall be disregarded. This provision shall not require the holding of any adjourned or special meeting of Shareholders for the purpose of considering such defective nomination or proposal.

     Section 2.4. Notices.

     (a) A written notice, stating the date, time and place of any meeting of the shareholders and, in the case of a special meeting, the purpose or purposes for which such meeting is called, shall be delivered or mailed by the Secretary of the Corporation, to each shareholder of record of the Corporation entitled to notice of or to vote at such meeting no fewer than 10 nor more than 60 days before the date of the meeting. In the event of a special meeting of shareholders required to be called as the result of a demand therefore made by shareholders, such notice shall be given no later than the 60th day after the Corporation's receipt of the demand requiring the meeting to be called.

     (b) Notice of shareholders' meetings, if mailed, shall be mailed, postage prepaid, to each shareholder at his address shown in the Corporation's current record of shareholders. Except as required by the Indiana Business Corporation Law, as amended (the "IBCL"), or the Corporation's Articles of Incorporation, notice of a meeting of shareholders is required to be given only to shareholders entitled to vote at the meeting.

     (c) A shareholder or a shareholder's proxy may at any time waive notice of a meeting if the waiver is in writing and is delivered to the Corporation for inclusion in the minutes or filing with the Corporation's records. A shareholder's attendance at a meeting, whether in person or by proxy, (i) waives objection to lack of notice or defective notice of the meeting, unless the shareholder or the shareholder's proxy at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder or the shareholder's proxy objects to considering the matter when it is presented. Each shareholder who has, in the manner above provided, waived notice or objection to notice of a shareholders' meeting shall be conclusively presumed to have been given due notice of such meeting, including the purpose or purposes thereof.

     (d) If an annual or special shareholders' meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment, unless a new record date is or must be established for the adjourned meeting.

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     Section 2.5. Voting. Except as otherwise provided by the IBCL or the
Corporation's Articles of Incorporation, each share of the capital stock of any class of the Corporation that is outstanding at the record date established for any annual or special meeting of shareholders and is outstanding at the time of and represented in person or by proxy at the annual or special meeting shall entitle the record holder thereof, or his proxy, to one vote on each matter voted on at the meeting.

     Section 2.6. Quorum. Unless the Corporation's Articles of Incorporation or the IBCL provide otherwise, at all meetings of shareholders, a majority of the votes entitled to be cast on a matter, represented in person or by proxy, constitutes a quorum for action on the matter. Action may be taken at a shareholders' meeting only on matters with respect to which a quorum exists; provided, however, that any meeting of shareholders, including annual and special meetings and any adjournments thereof, may be adjourned to a later date although less than a quorum is present. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

     Section 2.7. Organization of Meetings. The Chairman of the Board, or in his absence any person appointed by the Chairman of the Board, or if no such person is appointed, any person chosen by the Board of Directors shall preside at and act as chairman of all meetings of the Shareholders; and the Secretary, or in his absence any person appointed by the Chairman of the Board, shall act as secretary of the meeting. The order of business and all other matters of procedure at every meeting of the Shareholders shall be determined by the presiding officer.

     Section 2.8. Vote Required To Take Action. If a quorum exists as to a matter to be considered at a meeting of shareholders, action on such matter (other than the election of Directors) is approved if the votes properly cast favoring the action exceed the votes properly cast opposing the action, except as the Corporation's Articles of Incorporation or the IBCL require a greater number of affirmative votes. Directors shall be elected by plurality of the votes properly cast.

     Section 2.9. Record Date. Only such persons shall be entitled to notice of or to vote, in person or by proxy, at any shareholders' meeting as shall appear as shareholders upon the books of the Corporation as of such record date as the Board of Directors shall determine, which date may not be earlier than the date 70 days immediately preceding the meeting. In the absence of such determination, the record date shall be the 50th day immediately preceding the date of such meeting. Unless otherwise provided by the Board of Directors, shareholders shall be determined as of the close of business on the record date.

     Section 2.10. Proxies. A shareholder may vote his shares either in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for the shareholder (including authorizing the proxy to receive, or to waive, notice of any shareholders' meeting within the effective period of such proxy) by signing an appointment form, either personally or by the shareholders' attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes and is effective for 11 months unless a longer period is expressly

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provided in the appointment form. The proxy's authority may be limited to a particular meeting or may be general and authorize the proxy to represent the shareholder at any meeting of shareholders held within the time provided in the appointment form. Subject to the IBCL and to any express limitation on the proxy's authority appearing on the face of the appointment form, the Corporation is entitled to accept the proxy's vote or other action as that of the shareholder making the appointment.

     Section 2.11. Removal of Directors. Any or all of the members of the Board of Directors may be removed, for good cause, only at a meeting of the shareholders called expressly for that purpose, by a vote of the holders of outstanding shares representing at least 70% of the votes then entitled to be cast at an election of Directors. Directors may not be removed in the absence of good cause.

     Section 2.12. Participation by Conference Telephone. The Chairman, the President or the Board of Directors may permit any or all shareholders to participate in an annual or special meeting of shareholders by, or through the use of, any means of communication, such as conference telephone, by which all shareholders participating may simultaneously hear each other during the meeting. A shareholder participating in a meeting by such means shall be deemed to be present in person at the meeting.


                                   ARTICLE III

                                    DIRECTORS

     Section 3.1. Number and Terms.

     (a) The business and affairs of the Corporation shall be managed under the direction of a Board of Directors consisting of eight (8) Directors who need not be shareholders. The term of office of a director shall be three (3) years, expiring at the third succeeding annual meeting after election.

     (b) Despite the expiration of a Director's term, the Director shall continue to serve until his successor is elected and qualified, or until the earlier of his death, resignation, disqualification or removal, or until there is a decrease in the number of Directors. Any vacancy occurring in the Board of Directors, from whatever cause arising, shall be filled by selection of a successor by a majority vote of the remaining members of the Board of Directors (although less than a quorum); provided, however, that if such vacancy or vacancies leave the Board of Directors with no members or if the remaining members of the Board are unable to agree upon a successor or determine not to select a successor, such vacancy may be filled by a vote of the shareholders at a special meeting called for that purpose or at the next annual meeting of shareholders. The term of a Director elected or selected to fill a vacancy shall expire at the end of the term for which such Director's predecessor was elected.

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     (c) The Directors and each of them shall have no authority to bind the
Corporation except when acting as a Board.

     (d) The Chairman of the Board shall preside at each Board of Directors meeting, and in his absence, any person appointed by the Chairman of the Board shall preside at the meeting. If no such person is appointed, any person appointed by the Board of Directors shall preside at the meeting.

     Section 3.2. Nomination of Directors. Nominations for director shall be as follows:

     1. By nominating committee appointed by the Chairman of the Board of Directors.

     2.   By the Board of Directors.

     3. By any shareholder entitled to vote at the annual meeting in accordance with Section 2.3.

     Section 3.3. Quorum and Vote Required To Take Action. A majority of the whole Board of Directors shall be necessary to constitute a quorum for the transaction of any business, except the filling of vacancies. If a quorum is present when a vote is taken, the affirmative vote of a majority of the Directors present shall be the act of the Board of Directors, unless the act of a greater number is required by the IBCL, the Corporation's Articles of Incorporation or these By-Laws.

     Section 3.4. Regular Meetings. Regular meetings of the Board of Directors shall be held on such dates, at such times and at such places as shall be fixed by resolution adopted by the Board of Directors and specified in a notice of each such regular meeting, or otherwise communicated to the Directors. The Board of Directors may at any time alter the date for the next regular meeting of the Board of Directors.

     Section 3.5. Special Meetings. Special meetings of the Board of Directors may be called by any member of the Board of Directors upon not less than 24 hours' notice given to each Director of the date, time, and place of the meeting, which notice need not specify the purpose or purposes of the special meeting. Such notice may be communicated in person (either in writing or orally), by telephone, telegraph, teletype, or other form of wire or wireless communication, or by mail, and shall be effective at the earlier of the time of its receipt or, if mailed, five days after its mailing. Notice of any meeting of the Board may be waived in writing at any time if the waiver is signed by the Director entitled to the notice and is filed with the minutes or corporate records. A Director's attendance at or participation in a meeting waives any required notice to the director of the meeting, unless the Director at the beginning of the meeting (or promptly upon the Director's arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.


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     Section 3.6. Written Consents. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one or more written consents describing the action taken, signed by each Director, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this Section 3.6 is effective when the last Director signs the consent, unless the consent specifies a different prior or subsequent effective date, in which cases the action is effective on or as of the specified date. A consent signed under this Section 3.6 shall have the same effect as a unanimous vote of all members of the Board and may be described as such in any document.

     Section 3.7. Committees.

     (a) The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them, by resolution of the Board of Directors adopted by a majority of all the Directors in office when the resolution is adopted. Each committee may have one or more members, and all the members of a committee shall serve at the pleasure of the Board of Directors.

     (b) To the extent specified by the Board of Directors in the resolution creating a committee, each committee may exercise all of the authority of the Board of Directors; provided, however, that committee may not:

     (1) authorize dividends or other distributions, except a committee may authorize or approve a reacquisition of shares if done according to a formula or method prescribed by the Board of Directors;

     (2) approve or propose to shareholders action that is required to be approved by shareholders;

     (3)  fill vacancies on the Board of Directors or on any of its committees;

     (4)  amend the Corporation's Articles of Incorporation under IC 23-1-38-2;

     (5)  adopt, amend, repeal, or waive provisions of these By-Laws;

     (6)  approve a plan of merger not requiring shareholder approval.

     (c) Except to the extent inconsistent with the resolutions creating a committee, Sections 3.1 through 3.7 of these By-Laws, which govern meetings, action without meetings, notice and waiver of notice, quorum and voting requirements and telephone participation in meetings of the Board of Directors, apply to each committee and its members as well.


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     Section 3.8. Qualifications of Directors. Directors over the age of 70 shall not be eligible for re-election.

     Section 3.9. Conference Communications. Any or all Directors may participate in any meeting, or of any duly authorized committee of Directors, by any means of communications through which the Directors may simultaneously hear each other during such meeting. For the purposes of establishing a quorum and taking any action at the meeting, such Directors participating pursuant to this
Section 3.9 shall be deemed present in person at the meeting, and the place of the meeting shall be the place of origination of the conference communication.


                                   ARTICLE IV

                                    OFFICERS

     Section 4.1. Designation, Selection and Terms. The officers of the Corporation shall consist of Chairman of the Board, the President, the Treasurer and the Secretary. The Board of Directors may also elect such Vice Presidents (which may include Executive Vice Presidents), Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, and such other officers or assistant officers as it may from time to time determine by resolution creating the office and defining the duties thereof. In addition, the Chairman of the Board or the President may, by a certificate of appointment creating the office delivered to the Secretary for inclusion with the corporate records, from time to time create and appoint such assistant officers as deems desirable. The officers of the Corporation shall be elected by the Board of Directors (or appointed by the Chairman of the Board or the President as provided above) and need not be selected from among the members of the Board of Directors, except for the Chairman of the Board and the President who shall be members of the Board of Directors. Any two or more offices may be held by the same person. All officers shall serve at the pleasure of the Board of Directors and, with respect to officers appointed by the Chairman of the Board or the President, also at the pleasure of such officers. The election or appointment of an officer does not itself create contract rights.

     Section 4.2. Removal. The Board of Directors may remove any officer at any time with or without cause. An assistant officer appointed by the Chairman of the Board or the President may also be removed at any time, with or without cause, by either of such officers. Vacancies in such offices, however occurring, may be filled by the Board of Directors at any meeting of the Board of Directors (or by appointment by the Chairman of the Board or the President, to the extent provided in Section 4.1 of these By-Laws).

     Section 4.3. Chairman of the Board. The Chairman of the Board shall be the principal policy-making officer of the Corporation, subject to the authority of the Board of Directors, and shall formulate the major policies to be pursued in the administration of the Corporation's affairs. The Chairman shall study and make reports and recommendations to the Board of Directors with respect to major problems and activities of the Corporation and shall see that the established policies are

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placed into effect and carried out under the direction of the President. The
Chairman of the Board shall, if present, preside at all meetings of the shareholders and of the Board of Directors.

     Section 4.4. President. Subject to the provisions of Section 3.3, the President shall be the chief executive officer of the Corporation, shall exercise the powers and perform the duties which ordinarily pertain to that office and shall manage and operate the business and affairs of the Corporation in conformity with the policies established by the Board of Directors and by the Chairman of the Board, or as may be provided for in these By-Laws. In the absence of the Chairman of the Board, the President shall preside at meetings of shareholders and of the Board of Directors.

     Section 4.5. Vice Presidents. Each Vice President, if any, shall have such powers and perform such duties as the Board of Directors may, from time to time, prescribe and as the Chairman of the Board or the President may, from time to time, delegate to such Vice President.

     Section 4.6. Treasurer. The Treasurer shall perform all of the duties customary to that office, including the duty of supervising the keeping of the records of the receipts and disbursements of the Corporation. The Treasurer shall submit to the Board of Directors at such times as the Board may require full statements showing in detail the financial condition and affairs of the Corporation. The Treasurer shall also be responsible for causing the Corporation to furnish financial statements to its shareholders pursuant to IC 23-1-53-1.

     Section 4.7. Secretary. The Secretary shall be the custodian of the books, papers and records of the Corporation and of its corporate seal, if any, and shall be responsible for seeing that the Corporation maintains the records required by IC 23-1-52-1 (other than accounting records) and that the Corporation files with the Indiana Secretary of State the annual report required by IC 23-1-53-3. The Secretary shall be responsible for preparing minutes of the meetings of the shareholders and of the Board of Directors and for authenticating records of the Corporation, and shall perform all of the other duties usual in the office of Secretary of a corporation.


                                    ARTICLE V

                                      STOCK

     Section 5.1. Execution. Certificates for shares of the capital stock of the Corporation shall be signed by the President and by the Secretary and the seal of the Corporation (or a facsimile thereof), if any, may be thereto affixed. Where any such certificate is also signed by a transfer agent or a registrar, or both, the signatures of the officers of the Corporation may be facsimiles. The Corporation may issue and deliver any such certificate notwithstanding that any such officer who shall have signed, or whose facsimile signature shall have been imprinted on, such certificate shall have ceased to be such officer.


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     Section 5.2. Contents. Each certificate shall state on its face the name of the Corporation and that it is organized under the laws of the State of Indiana, the name of the person to whom it is issued, and the number and class of shares and the designation of the series, if any, the certificate represents, and shall state conspicuously on its front or back that the Corporation will furnish the shareholder, upon his written request and without charge, a summary of the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series).

     Section 5.3. Loss, Destruction, or Mutilation of Certificates. The holder of any of the capital stock of the Corporation shall immediately notify the Corporation of any loss, destruction, or mutilation of the certificate therefor, and the Board of Directors may, in its discretion, cause to be issued to the holder a new certificate or certificates of stock, upon the surrender of the mutilated certificate, or in the case of loss or destruction, upon satisfactory proof of such loss or destruction. The Board of Directors may, in its discretion, require the holder of the lost or destroyed certificate or his legal representative to give the Corporation a bond in such sum and in such form, and with such surety or sureties as it may direct, to indemnify the Corporation, its transfer agents, and registrars, if any, against any claim that may be made against them or any of them with respect to the capital stock represented by the certificate or certificates alleged to have been lost or destroyed, but the Board of Directors may, in its discretion, refuse to issue a new certificate or certificates, save upon the order of a court having jurisdiction in such matters.


                                   ARTICLE VI

                                  MISCELLANEOUS

     Section 6.1. IBCL. The provisions of the IBCL applicable to all matters relevant to, but not specifically covered by, these By-Laws are hereby, by reference, incorporated in and made a part of these By-Laws.

     Section 6.2. Fiscal Year. The fiscal year of the Corporation shall end on the 31st day of December of each year.

     Section 6.3. Redemption of Shares Acquired in Control Share Acquisitions.

     (a) If and whenever the provisions of IC 23-1-42 apply to the Corporation, any or all control shares acquired in a control share acquisition shall be subject to redemption by the Corporation, if either:

          (i) no acquiring person statement has been filed with the Corporation with respect to such control share acquisition in accordance with IC 23-1-42-6; or


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          (ii) the control shares are not accorded full voting rights by the
          Corporation's shareholders as provided in IC 23-1-42-9.

     (b) A redemption pursuant to Section 6.3(a)(i) may be made at any time during the period ending 60 days after the last acquisition of control shares by the acquiring person. A redemption pursuant to Section 6.3(a)(ii) may be made at any time during the period ending two years after the shareholder vote with respect to the granting of voting rights to such control shares. Any redemption pursuant to this Section 6.3 shall be made at the fair value of the control shares and pursuant to such procedures for such redemption as may be set forth in these By-Laws or adopted by resolution of the Board of Directors.

     (c) As used in this Section 6.3, the terms "control shares," "control share acquisition," "acquiring person statement," and "acquiring person" shall have the meanings ascribed to such terms in IC 23-1-42.

     Section 6.4. Amendments. These By-Laws may be rescinded, changed, or amended, and provisions hereof may be waived, at any meeting of the Board of Directors by the affirmative vote of a majority of the entire number of Directors at the time, except as otherwise required by the Corporation's Articles of Incorporation or by the IBCL.

     Section 6.5. Securities of Other Corporations. Unless otherwise ordered by the Board of Directors, the Chairman of the Board or the President shall have full power and authority on behalf of the Corporation to purchase, sell, transfer, encumber or vote any and all securities of any other corporation owned by the Corporation, and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer, encumbrance or vote. The Board of Directors may, from time to time, confer like powers upon any other person or persons.



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